Exhibit 99.1

THE FIRST BANCSHARES, INC.

ANNOUNCES COMPLETION OF $65 MILLION SUBORDINATED NOTES OFFERING

HATTIESBURG, Miss., September 25, 2020 – The First Bancshares, Inc. (NASDAQ: FBMS) (“First Bancshares” or the “Company”), the holding company for The First, A National Banking Association, announced today the completion of a private placement of $65 million of its 4.25% fixed to floating rate subordinated notes due 2030 (the “Notes”) to certain qualified institutional buyers.

The Notes are unsecured and have a ten-year term, maturing October 1, 2030, and will bear interest at a fixed annual rate of 4.25%, payable semi-annually in arrears, for the first five years of the term. Thereafter, the interest rate will reset quarterly to an interest rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR) plus 412.6 basis points, payable quarterly in arrears. First Bancshares is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after October 1, 2025, and to redeem the Notes at any time in whole upon certain other specified events. Kroll Bond Rating Agency assigned an investment grade rating of BBB- to the Notes.

The Notes have been structured to qualify as Tier 2 capital for First Bancshares for regulatory capital purposes. First Bancshares intends to use the net proceeds from the offering for general corporate purposes.

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement with the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended (the “Securities Act”), with substantially the same terms as the Notes.

Keefe, Bruyette and Woods, Inc., A Stifel Company served as lead placement agent for this offering and Janney Montgomery Scott LLC and Hovde Group, LLC served as co-placement agents. Alston & Bird LLP served as legal counsel to First Bancshares and Hunton Andrews Kurth LLP served as legal counsel to the placement agents.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation to buy any securities. The offering of the Notes in the private placement was not registered under the Securities Act, or any state securities law, and the Notes may not be offered or sold in the United States absent registration, or applicable exemption from registration, under the Securities Act and applicable state securities laws.

The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Additional information is available on the Company’s website: www.thefirstbank.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements can be identified by the use of words such as “may,” “depend,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential”, or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs with regard to the matters addressed, based upon information available at the time the statements are made; they are not guarantees of future performance, and they should they not be relied upon as representing management’s views as of any date subsequent to the date first made. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could affect the forward-looking statements in this release include the Company’s ability to continue to generate strong earnings and maintain a strong capital position as it faces the challenge of the ongoing COVID-19 pandemic, changes in interest rates, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, and changes in tax laws. Additional factors affecting forward-looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2019, and other documents subsequently filed by the Company with the Securities and Exchange Commission (“SEC”). No forward-looking statement can be guaranteed. The Company expressly disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

CONTACT:         For additional information, contact:

M. Ray “Hoppy” Cole, Jr.

Chief Executive Officer

Dee Dee Lowery

Chief Financial Officer

(601) 268-8998